Exhibit 4.2

FORM OF 5% NOTE

THE NOTES AND THE SHARES OF COMMON STOCK, WHICH MAY BE ISSUED UPON CONVERSION OF THE NOTES, COLLECTIVELY, THE “SECURITIES,” WHICH MAY BE REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED ABSENT REGISTRATION UNDER THE APPLICABLE SECURITIES LAWS OR AN EXEMPTION THEREFROM, THE HOLDER OF THE SECURITIES, BY ITS ACCEPTANCE HEREOF, AGREES THAT SUCH SECURITIES ARE BEING ACQUIRED NOT WITH A VIEW TO DISTRIBUTION AND MAY BE OFFERED, SOLD, PLEDGED OR TRANSFERRED ONLY PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT AND IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.  EACH HOLDER OF SECURITIES AND ANY SUBSEQUENT HOLDER OF THE SECURITIES WILL BE REQUIRED TO CERTIFY, AMONG OTHER THINGS, THAT SUCH HOLDER OR SUBSEQUENT HOLDER (1) IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A) UNDER THE SECURITIES ACT AND (2) WAS NOT FORMED FOR THE PURPOSE OF INVESTING THE NOTES.  THE HOLDER OF ANY SECURITIES WILL, AND EACH SUBSEQUENT HOLDER OF SECURITIES IS REQUIRED TO, NOTIFY ANY PURCHASER OF SUCH SECURITIES FROM IT OF THE RESALE RESTRICTION REFERRED TO ABOVE.  EACH HOLDER OF SECURITIES WILL NOT TRANSFER THESE SECURITIES EXCEPT TO A PURCHASER WHO CAN MAKE THE ABOVE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING.

GLOBALSTAR, INC.

  5.0% Convertible Senior Unsecured Notes

No. [•]	$[•]

GLOBALSTAR, INC., a company duly incorporated under the laws of the State of Delaware (herein called the “Company,” which term includes any successor or resulting Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [•]or registered assigns the principal sum of [•]Million Dollars ($[•]) United States Dollars on the Stated Maturity, and to pay interest thereon from June [•], 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2011, at the rate of 5.0% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 31st (whether or not a Business Day) immediately preceding an Interest Payment Date on June 15th and November 30th (whether or not a Business Day) immediately preceding an Interest Payment Date on December 15th.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into shares of Common Stock and/or cash, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: June [●], 2011

GLOBALSTAR, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

U.S. BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the
Securities referred to in the Indenture.

By:
Authorized Officer

TERMS OF SECURITIES

5.0% Convertible Senior Unsecured Notes

This Security is one of a duly authorized issue of senior securities of the Company (herein called the “Securities”), issued under an Indenture dated as of April 15, 2008 (the “Original Indenture”), between the Company and U.S. Bank, National Association, as trustee (the “Trustee”) as supplemented by the Third Supplemental Indenture (the “Third Supplemental Indenture,” together with the Original Indenture, the “Indenture”), to which reference is hereby made for a statement, of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. All capitalized terms used, but not otherwise defined, in this Security, shall have the meaning set forth in the Third Supplemental Indenture.

This security is the general, unsecured, senior obligation of the Company.

1.           Interest. Globalstar, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 5.0% per annum until (but excluding) Stated Maturity. In addition to interest at the rate per annum set forth in the immediately preceding sentence, the Company shall pay Additional Interest or Special Interest, if applicable, as provided in Sections 5.01 or 5.03 of the Third Supplemental Indenture.

The Company will pay interest semiannually in arrears on June 15th and December 15th of each year (each, an “Interest Payment Date”), commencing December 15, 2011, to Holders of record on the immediately preceding May 31st and November 30th (each, a “Regular Record Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from June 14, 2011. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.           Method of Payment. By no later than 11:00 a.m. (New York City time) on the date on which any principal of any Security is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount. The Company will pay principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. Interest on the Securities shall by payable, at the Holder’s election in accordance with the terms of Section 3.01 of the Third Supplemental Indenture, in the form of (a) Additional Securities in an aggregate principal amount equal to the amount of such interest and Special Interest and Additional Interest, if any, then due, or (b) if permitted by the Third Supplemental Indenture, in cash. The Company will pay principal of Definitive Securities at the office or agency designated by the Company for such purpose.

3.           Mandatory Redemption. On the Stated Maturity, the Company shall redeem for cash the Securities, at a price equal to 100% of the principal amount of Securities to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Securities redeemed but shall not include accrued and unpaid interest, if any. Instead, the Company shall pay such accrued and unpaid interest, if any, on the Interest Payment Date to the Holder of record at the Close of Business on the corresponding Regular Record Date.

4.           Sinking Fund. The Securities are not subject to any sinking fund.

5.           Purchase at the Option of the Holder upon a Fundamental Change. If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option during a specified period and subject to the terms and conditions of the Indenture, to require the Company to purchase all or a portion of its Securities at the Fundamental Change Purchase Price specified in the Indenture.

6.           Conversion. Subject to the procedures for conversion set forth in the Indenture, a Holder may convert its Securities at its option at any time during the period beginning on the date hereof and ending at the Close of Business on the Business Day immediately preceding the Stated Maturity for the payment of principal of the Securities. Securities in respect of which a Fundamental Change Purchase Notice has been delivered may not be surrendered for conversion prior to a valid withdrawal of such Fundamental Change Purchase Notice pursuant to the Indenture.

Subject to Sections 9.02 and 9.15 of the Third Supplemental Indenture, if at any time on or after June 14, 2013 and on or prior to Stated Maturity, the Closing Price of the Common Stock has exceeded two hundred percent (200%) of the Conversion Price then in effect for at least thirty (30) consecutive Trading Days, then, at the option of the Company exercised by notice to the Trustee, all Securities then Outstanding shall automatically convert as provided in the Third Supplemental Indenture.

The initial Base Conversion Rate is 800 shares of Common Stock per $1,000 principal amount of Securities, subject to increase and adjustment upon certain events described in the Indenture. Upon conversion, the Holder shall be entitled to receive shares of Common Stock. In lieu of any fractional shares of Common Stock, the number of shares of Common Stock delivered by the Company shall be rounded up to the nearest whole share, as specified in the Indenture.

If the Company does not redeem the Security for cash at the Stated Maturity, Holders may, but need not, convert their Securities into shares of Common Stock in accordance with Section 9.01 of the Third Supplemental Indenture.

A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

7.           Exercise Limitations; Holder’s Restrictions. A Holder, other than an Excluded Holder (as defined below), shall not have the right to convert any portion of this Note, to the extent that after giving effect to such issuance after exercise, such Holder (together with such Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of [4.9/9.9]% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance. For purposes of this Section 7, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonexercised portion of this Note beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company, subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 7 applies, the determination of whether this Note is convertible (in relation to other securities owned by such Holder) and of which portion of this Note is convertible shall be in the sole discretion of a Holder, and the submission of a Notice of Conversion shall be deemed to be each Holder’s determination of whether this Note is convertible (in relation to other securities owned by such Holder) and of which portion of this Note is convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 7, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company, or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 7 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 7 shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver). For purposes of this Section 7, an “Excluded Holder” means a Holder (together with such Holder’s affiliates) that beneficially owned in excess of [4.9/9.9]% of the number of shares of the Common Stock outstanding on the date this Warrant was issued to such Holder; provided, however, that if thereafter such Holder (together with such Holder’s affiliates) shall beneficially own [4.8/9.9]% or a percentage less than [4.9/9.9]% of the number of shares of the Common Stock outstanding, then such Holder shall cease to be an “Excluded Holder” hereunder.

8.           Subordination of Securities. All Securities shall, in the manner set forth in the Article 11 of the Third Supplemental Indenture and the Intercreditor Agreement, be subordinated in right of payment to the prior payment in full, in cash or its equivalents, of all existing and future Senior Debt.

9.           Denominations; Transfer; Exchange. The Securities are in registered form without coupons in denominations of principal amount of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of Securities (i) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; (ii) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion; or (iii) in certificated form for a period of 15 days prior to mailing a notice of redemption under Article 4 of the Third Supplemental Indenture and Article 11 of the Original Indenture.

No service charge shall be made for any such registration of transfer or exchange.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, regardless of whether this Security be overdue, and none of the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

10.           Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of it for all purposes.

11.           Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent shall pay the money back to the Company, subject to applicable abandoned property laws. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.           Amendment, Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of each Holder of Outstanding Securities affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.

In addition, the Indenture permits an amendment of the Indenture or the Securities without the consent of any Holder under certain circumstances specified in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

13.           Defaults and Remedies. Subject to the following paragraph, if certain Events of Default specified in the Indenture occur and are continuing, the Trustee or the Holders of at least 20% of the aggregate principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately. In addition, certain specified Events of Default will cause the Securities to become immediately due and payable without further action by the Holders.

If the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Section 3.05(a) of the Supplemental Indenture and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 45 days after the occurrence of such an Event of Default consist exclusively of the right to receive Special Interest on the principal amount of the Securities at an annual rate equal to 0.50% of the principal amount of the Securities.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

14.           Trustee Dealings with the Company. Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.           No Recourse against Others. No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in this Security, or for any claim based thereon or otherwise in respect thereof, or in this Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, officer, manager or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

16.           Authentication. This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.

17.           Guaranty. The obligations of the Company under the Third Supplemental Indenture and this Note are guaranteed by certain of the Company’s Subsidiaries pursuant to a Guaranty dated as of June 14, 2011.

18.           Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.           Governing Law. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

Globalstar, Inc.
300 Holiday Square Boulevard

Covington LA 70433
Attention: Chief Financial Officer
Facsimile: 985-335-1710

ASSIGNMENT FORM

To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature
Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

FORM OF CONVERSION NOTICE

To:         Globalstar, Inc.

The undersigned registered Holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) designated below in accordance with the terms of the Indenture referred to in this Security, and directs that cash, if applicable, and the shares of Common Stock of Globalstar, Inc., if applicable, payable or issuable and deliverable, as the case may be, upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If the shares of Common Stock, if any, due upon conversion or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

Signature Guarantee
Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal amount to be converted (if less than all): $_________,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:         Globalstar, Inc.

The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Globalstar, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

Signature Guarantee

Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered Holder:

(Name)	Principal amount to be purchased (if less than all): $___________,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF INTEREST ELECTION NOTICE

To:         Globalstar, Inc.

The undersigned registered Holder of this Security hereby elects to receive any interest due to it from Globalstar, Inc. (the “Company”) in respect of $__________ principal amount of Securities held by it, including any Special Interest and Additional Interest, in cash in lieu of Additional Securities pursuant to Section 3.01 of the Third Supplemental Indenture. This Interest Election Notice shall remain effective unless and until the Holder delivers written notice to the Company of its election to revoke this election notice.

Dated:

Signature(s)